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                                    FORM OF
                          CONVERTIBLE PROMISSORY NOTE

$________________                                        Minneapolis, Minnesota
                                                                October 1, 1992

         FOR VALUE RECEIVED, the undersigned LARGE STORAGE CONFIGURATIONS, INCORPORATED (the "Company") promises to pay to the order of ______________ and any person or entity to whom this Note is subsequently transferred and who becomes a registered holder of this Note (the "Lender") the principal sum of ____________________________ ($_______), in lawful money of the United States, or so much thereof as may then be outstanding, on December 31, 1993, and thereafter on demand, together with interest from the date hereof on the unpaid principal balance outstanding from time to time at the rate of 12% per year (calculated on the basis of the actual number of days elapsed and a 360-day year), unless converted into units of the Company's securities as provided in
Section 3.

         1. LOAN AGREEMENT AND SECURITY AGREEMENT. This Note has been issued pursuant to and is subject to the terms and provisions of, the Convertible Bridge Loan Agreement, dated September 11, 1992, among the Company and certain investors, including the Lender (the "Loan Agreement"). This Note is secured by a security interest in substantially all of the Company's assets pursuant to a security agreement dated September 11, 1992, among the Company and certain investors including the Lender (the "Security Agreement"). This Note and the holder hereof are entitled to all the benefits provided for in the Loan Agreement and the Security Agreement, or which are referred to therein, to which the reference is made for a statement of the terms and conditions under which this indebtedness was incurred and is to be repaid. The provisions of the Loan Agreement and the Security Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

         2. PREPAYMENT. This Note may not be prepaid in whole or in part at any time without the consent of the Lender, although the Company may pay any amounts due under this Note after December 31, 1993 without the consent of the holder. Any such prepayments shall be applied first to the payment of any costs of collection that may be due hereunder, then to the payment of accrued interest, and the balance shall be applied to principal.

         3. CONVERSION. If the Company completes a public or private equity financing, raising gross proceeds of at least 2,000,000 (a "Financing") by December 31, 1993, all outstanding principal and accrued interest on this Note shall be automatically converted contemporaneously with the closing of the Financing, without any action on the part of the Company or the Lender, into units of the securities issued in the Financing at a conversion price equal to one-half the per unit price of the securities issued in the Financing (such price as adjusted below being referred to as the "Conversion Price"). If this
Note is outstanding on December 31, 1993, the Lender shall have the right, until December 31, 1994, at its option to convert all or any part of the outstanding principal and accrued interest under this Note into a number of shares of the Company's Common Stock equal to the product of the following: (a) a fraction, the numerator of which shall be the amount being converted under this Note and the denominator of which shall be the original principal amount of all of the Notes issued under the

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Loan Agreement; and (b) fifty percent (50%) of the number of voting securities of the Company that would be outstanding following conversion if all of the Notes issued under the Loan Agreement had been converted into shares of Common Stock pursuant to this sentence. Upon conversion, the holder of this Note shall surrender this Note to the Company at its principal office during normal business hours. The securities issued upon conversion of this Note are referred to as the "Conversion Stock." Certificates for the shares of Conversion Stock shall be delivered to the Lender within 15 days after this Note shall have been surrendered. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificates for shares of Conversion Stock, except in accordance with the provisions and subject to the limitations of Paragraph 4 below.

         The Company covenants and agrees that all shares of Conversion Stock, upon issuance, be duly authorized and issued, fully paid and nonassessable. The Company further covenants and agrees that it will at all times have authorized, and reserved for the purpose of issuance upon conversion of this Note, a sufficient number of shares of Conversion Stock to provide for the conversion of this Note.

         The foregoing provisions are, however, subject to the following:

                  (a) The Conversion Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Conversion Price, the number of shares of Conversion Stock issuable hereunder shall be adjusted into a number calculated by dividing the then unpaid principal and accrued interest hereunder by the per share Conversion Price in effect immediately following such adjustment.

                  (b) In case the Company shall at any time subdivide the outstanding Common Stock into a greater number of shares or declare a dividend payable in Common Stock, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                  (c) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets ("Substituted Property") with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Lender shall have the right to receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the Conversion Stock of the Company immediately theretofore receivable upon the exercise of the conversion rights represented hereby, such Substituted Property as would have been issued or delivered to the Lender if it had exercised its conversion rights under this Note and had received upon such exercise the Conversion Stock prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets


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         shall assume by written instrument executed and mailed to the Lender at the last address of the Lender appearing on the books of the Company, the obligation to deliver to the Lender such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Lender may be entitled to purchase.

                  (d) If the Company takes any other action, or if any other event occurs which does not come within the scope of the provisions of Paragraphs 3(b) or 3(c), but which should result in an adjustment in the Conversion Price and/or the number of shares issuable upon conversion of this Note in order to fairly protect the conversion rights of the Lender, an appropriate adjustment in such conversion rights shall be made by the Company.

                  (e) Upon any adjustment of the Conversion Price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Lender at the address of the Lender as shown on the books of the Company, which notice shall state the Conversion Price resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable upon conversion of this Note, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4. INVESTMENT INTENT. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, (a) the Company will not accept the conversion of this Note or issue certificates for shares of Conversion Stock upon such conversion and (b) neither this Note nor any shares of Conversion Stock, may be pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The foregoing restriction shall not, however, prohibit a transfer of this Note by will or the laws of descent and distribution provided that such transfer is made pursuant to registration or an exemption under applicable federal and state securities laws and in compliance with this Section 4. The Company may condition such conversion, issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Note is to be so transferred or to whom Conversion Stock is to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing any shares of Conversion Stock shall be stamped with an appropriate legend setting forth these restrictions on transferability. The Lender, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Note or transferring any shares of Conversion Stock issued upon conversion of this Note of the Lender's intention to do so, describing briefly the manner of any proposed conversion or transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Lender as to whether such exercise or transfer may be effected.

         5.       REGISTRATION RIGHTS.

                  (a) If at any time during the period ending on the date 5 years from the date of this Note the Company proposes to register any of its securities under the Securities Act of 1933, the Company shall give to all registered holders of this Note or the Conversion Stock written notice of its intention in that regard and use its best efforts to effect the registration under such Act, if such registration is permissible, of such Conversion Stock


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         as may be specified by written notice from any of such holders delivered to the Company within 20 days after such notice is given (which notice shall be deemed to have been give upon the deposit thereof in first-class or express U.S. mail, postage pre-paid, addressed to each such holder at the address of such holder as shown in the books of the Company); provided, however, that (i) the Company shall not be required to give such notice with respect to, or to include such Conversion Stock in, any such registration if the record holder or holders of an aggregate of the majority of all shares of Conversion Stock which have been or could be issued upon conversion of this Note and all other notes of like tenor issued pursuant to the Loan Agreement that have not then been the subject of any registration pursuant hereto agree in writing to waive their rights under this Paragraph 5(a) before or after the filing of a registration statement;
         (ii) the Company shall not be required to include any such Conversion Stock in any such registration for any such holder who is able to sell during a period of six months or less all Conversion Stock owned by such holder (or issuable to such holder upon conversion of this Note) pursuant to Rule 144 under the Securities Act of 1933 (or any similar rule or regulation); (iii) the Company shall not be required to include this Note in any such registration; (iv) the Company shall not be required to give such notice with respect to, or to include such Conversion Stock in, any such registration which is primarily (A) a registration of a stock option plan or other employee benefit plan or of securities issued or issuable pursuant to any such plan, or (B) a registration of securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (v) the Company shall not be required to give such notice with respect to, or to include such Conversion Stock in, any such registration which is at the request or demand of any holder or holders of its securities having contractual registration rights; (vi) the Company shall not be required to include in any such registration any securities previously duly registered under the Securities Act of 1933; (vii) the Company may, in its sole discretion, withdraw any such registration statement and abandon the proposed offering in which any such holder had requested to participate; (viii) if the offering to which the registration statement relates is to be distributed by or through an underwriter, each such holder shall agree, as a condition to the inclusion of such holder's securities in such registration, to sell the securities held by such holder through such underwriter on the same terms and conditions as the underwriter agrees to sell securities on behalf of the Company and not to sell, transfer, pledge, assign or otherwise dispose of any securities of the Company not sold by such holder in such offering for such period (up to 180 days after the effective date of the registration statement) as may be required by the underwriter; and (ix) if the offering to which the registration statement relates is to be distributed by or through an underwriter and a greater number of securities is offered for participation in the proposed underwriting than in the opinion of the Company's underwriter can be accommodated without significantly adversely affecting the proposed underwriting, the amount of such securities otherwise to be included in the underwritten offering on behalf of all persons other than the Company may be reduced pro rata, in accordance with the securities proposed to be sold by each such holder, or may be eliminated entirely from such underwritten public offering. The costs and expenses of such offering, including but not limited to legal fees, special audit fees, printing expenses, filing fees, fees and expenses relating to qualifications under state securities or blue sky laws and the premiums for insurance, if any, incurred by the Company in connection with


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         any registration made pursuant to this Paragraph 5(a) shall be borne entirely by the Company; provided, however, that any holders participating in such registration shall bear their own underwriting discounts and commissions and the fees and expenses of their own counsel or accountants in connection with any such registration.

                  (b) If at any time the Company is eligible to file a registration statement covering the Conversion Stock on Form S-3 (or any successor form having a similar scope), the Company shall receive a written request therefor from the record holder or holders of an aggregate of more than 25% of the aggregate of all shares of Conversion Stock which have been or could be issued upon conversion of this Note and all other notes of like tenor issued pursuant to the Loan Agreement and have not then been the subject of any registration pursuant hereto (the "Purchased Stock"), the Company shall prepare and file a registration statement under the Securities Act of 1933 on Form S-3 covering the shares of Conversion Stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of shares of Purchased Stock that such registration is to be effected. The Company shall include in such registration statement such shares of Purchased Stock for which it has received written requests to register by such other record holders within 30 days after the delivery of the Company's written notice to such other record holders. The Company shall be entitled to delay filing any registration statement requested pursuant to this Paragraph 5(b) in the event that, in the reasonable judgment of the Company's Board of Directors, such filing would interfere with any transaction then contemplated by the Company; provided, however, that no such delay shall exceed six months in duration.

                  (c) In the event of any registration of a security pursuant to this Paragraph 5, the Company shall indemnify each such holder, its officers and directors and each person, if any, who controls such holder within the meaning of Section 15 of the Securities Act of 1933 against all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented) relating to such registration, or caused by any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made, unless such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such holder expressly for use therein. The obligations of the Company to register any of its securities in accordance with the foregoing shall be subject to the condition that each holder shall agree in writing to indemnify the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act of 1933, and each underwriter of the Conversion Stock so registered, and each person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act of 1933, with respect to losses, claims, damages and liabilities caused by any untrue statement or omission made in reliance upon and in conformity with information furnished in writing by such holder to the Company expressly for use in such registration statement or prospectus, provided that the obligation of each holder hereunder shall not


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         exceed the amount of proceeds received by such holder from the sale of any securities registered under this Paragraph 5.

                  (d) The Company shall, at its expense, also take reasonable measures to qualify the Conversion Stock included in any registration statement pursuant to Paragraphs 5(a) or 5(b) for sale under applicable blue sky laws.

                  (e) Upon the exercise of registration rights pursuant to this Paragraph 5, each holder agrees to supply the Company with such information as may be required by the Company to register or qualify the Conversion Stock.

         IN WITNESS WHEREOF, the Company has caused this Note to be executed on its behalf by its duly authorized officer on the day and year first above written.

                                                LARGE STORAGE CONFIGURATIONS,
                                                INCORPORATED

                                                By:
                                                   ----------------------------
                                                     Paul G. Miller

                                                Its:    Chairman
                                                   ----------------------------

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE UNDERSIGNED.


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